UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 20, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
As previously announced on August 2, 2013, David Ginsburg resigned as Senior Vice President and Chief Marketing Officer and as an employee of Extreme Networks, Inc. (the “Company”), effective July 29, 2013. On August 20, 2013, the Company and Mr. Ginsburg entered into a Resignation Agreement and General Release of Claims (the “Ginsburg Agreement”), under which Mr. Ginsburg is entitled to a lump sum cash payment of $147,500 plus six months of COBRA premiums and the acceleration of vesting of 25,000 restricted stock units subject to a performance award granted Mr. Ginsburg. The foregoing description of the Ginsburg Agreement is qualified in its entirety by reference to the full text of the Ginsburg Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Release of Claims, dated August 20, 2013, between Extreme Networks, Inc. and David Ginsburg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 23, 2013

EXTREME NETWORKS, INC.

By:	/s/ John Kurtzweil
John Kurtzweil
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer